UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 19, 2006

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINICPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On July 19, 2006, MTC Technologies, Inc. (the “Company”) announced that its Executive Vice President and Chief Operating Officer, Donald Weisert, will be retiring from the position of Chief Operating Officer effective August 14, 2006. Mr. Weisert will remain with the Company in the position of Executive Vice President through December 31, 2006.

(c) On July 19, 2006, the Company announced that Mark Brown will join the Company as Chief Operating Officer effective August 14, 2006. Prior to joining MTC Technologies, Inc., Mr. Brown, age 54, Retired Colonel, U.S. Air Force, and Retired NASA Astronaut, has served as Vice President and General Manager for the Federal Sector-Defense Group, Aerospace Division of Computer Sciences Corporation, an information technology and professional services company, since 2003. He served as District Manager, Air & Space Programs Development for AT&T Government Solutions, Inc., a provider of integrated IT solutions, from 2002 to 2003 and as Director, Wire Integrity Programs for GRC International, Inc., a provider of science and technologies applications, from 2000 to 2002. Mr. Brown will hold his office until a successor is selected and qualified. A copy of the press release announcing Mr. Weisert’s retirement and Mr. Brown’s appointment is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Ex. 99.1	Press Release dated July 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2006
MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex. 99.1	Press Release dated July 19, 2006